Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-26965, as amended) pertaining to the Commerce Bancorp, Inc. 401(k) Retirement Plan of our report dated June 30, 2008, with respect to the financial statements and schedule of the Commerce Bancorp, Inc. 401(k) Retirement Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2007.

/s/ Ernst & Young, LLP

Philadelphia, Pennsylvania
June 30, 2008